Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $8.59 for the Fiscal Year Ended September 30, 2015

OMAHA, Neb.--(BUSINESS WIRE)--November 6, 2015--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $8.59 on net income available to common shareholders of $6.2 million for the fiscal year ended September 30, 2015. AMCON earned $2.73 per fully diluted share on net income available to common shareholders of $2.0 million for the fourth fiscal quarter ended September 30, 2015.

“We are pleased with our results for fiscal 2015. AMCON’s leadership position in the convenience distribution industry is a function of our relentless focus on customer service and reliability,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We believe our focused strategic plan and customer centric philosophy has enabled AMCON to navigate this challenging business environment. Our objective is to deliver attractive risk adjusted rates of return on the capital we employ. To support this objective we continue to invest in foodservice and information technology both of which drive the profitability of our customers.”

The wholesale distribution segment reported revenues of $1.3 billion and operating income before depreciation and amortization of $18.3 million for fiscal 2015, and revenues and operating income before depreciation and amortization of $336.9 million and $5.3 million, respectively, for the fourth fiscal quarter of fiscal 2015. The retail health food segment reported revenues of $31.3 million and operating income before depreciation and amortization of $1.1 million for fiscal 2015, and revenue of $7.6 million and operating income before depreciation and amortization of $0.2 million for the fourth fiscal quarter of 2015.

“Our emphasis on building long term relationships continues to provide us with a significant competitive advantage,” said Kathleen Evans, President of AMCON’s Wholesale Distribution Segment. Evans continued, “This is clearly evident based on our positive fall trade show response which will provide considerable momentum as we enter fiscal 2016. We are actively working with our customers to expand our service territory as they grow.”

“The Retail Health Food industry continues to grow. However, with this growth there has been substantial competition enter our markets which has pressured revenues,” said Eric Hinkefent, President of AMCON’s Retail Health Food segment. “We have taken an aggressive approach to rationalize our operating expenses in light of the competitive environment and are looking at alternative ways to maintain our margins,” added Hinkefent.

“We are very focused on increasing our shareholders’ equity per share, maintaining high levels of balance sheet liquidity and generating free cash flow. At September 30, 2015, our shareholders’ equity was $61.4 million, resulting in adjusted book value per share of $88.23. We turned our inventory twenty-three times and consolidated debt was $24.6 million. At its lowest point during fiscal 2015 our consolidated debt was $12.6 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We continue to place a high priority on the development of information technology for internal and external purposes. These are important investments in the future of our business. In addition, we are exploring additional upgrades and enhancements to our facilities system wide,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,
	2015	2014
ASSETS
Current assets:
Cash	$219,536	$99,922
Accounts receivable, less allowance for doubtful accounts of $0.9 million at 2015 and $0.8 million at 2014	31,866,787	33,286,932
Inventories, net	60,793,478	43,635,266
Deferred income taxes	1,553,726	1,606,168
Income taxes receivable	113,238	—
Prepaid and other current assets	2,125,908	5,034,570
Total current assets	96,672,673	83,662,858

Property and equipment, net	12,753,145	13,763,140
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,090,978	4,455,978
Other assets	317,184	448,149
	$120,183,807	$108,679,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,044,726	$16,412,895
Accrued expenses	7,224,963	6,891,308
Accrued wages, salaries and bonuses	3,282,354	2,647,969
Income taxes payable	—	1,603,614
Current maturities of long-term debt	351,383	341,190
Total current liabilities	27,903,426	27,896,976

Credit facility	20,902,207	15,081,783
Deferred income taxes	3,696,098	3,484,204
Long-term debt, less current maturities	3,384,319	3,735,702
Other long-term liabilities	34,860	139,003
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both September 2015 and September 2014	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at September 30, 2015 and September 30, 2014, and a total liquidation preference of $0.4 million at both September 2015 and September 2014	400,000	400,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $0.01 par value, 3,000,000 shares authorized, 621,104 shares issued and outstanding at September 2015 and 602,411 shares issued and outstanding at September 2014	7,061	6,677
Additional paid-in capital	15,509,199	13,571,909
Retained earnings	53,527,606	47,829,201
Treasury stock at cost	(7,680,969)	(5,965,503)
Total shareholders’ equity	61,362,897	55,442,284
	$120,183,807	$108,679,952

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2015	2014
Sales (including excise taxes of $390.8 million and $387.8 million, respectively)	$1,281,855,896	$1,236,755,388
Cost of sales	1,205,287,311	1,160,248,793
Gross profit	76,568,585	76,506,595
Selling, general and administrative expenses	62,769,438	64,723,824
Depreciation and amortization	2,264,184	2,386,402
	65,033,622	67,110,226
Operating income	11,534,963	9,396,369
Other expense (income):
Interest expense	841,739	935,360
Other (income), net	(69,054)	(130,519)
	772,685	804,841
Income from operations before income tax expense	10,762,278	8,591,528
Income tax expense	4,401,000	3,632,000
Net income	6,361,278	4,959,528
Preferred stock dividend requirements	(195,105)	(195,105)
Net income available to common shareholders	$6,166,173	$4,764,423

Basic earnings per share available to common shareholders:	$9.96	$7.81

Diluted earnings per share available to common shareholders:	$8.59	$6.75

Basic weighted average shares outstanding	619,295	610,392
Diluted weighted average shares outstanding	740,233	735,227

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,361,278	$4,959,528
Adjustments to reconcile income from operations to net cash flows from operating activities:
Depreciation	1,899,184	2,021,402
Amortization	365,000	365,000
(Gain) loss on sale of property and equipment	76,546	(59,449)
Equity-based compensation	1,224,661	1,406,033
Net excess tax benefit on equity-based awards	(320,000)	—
Deferred income taxes	264,336	382,959
Provision (recoveries) for losses on doubtful accounts	82,000	(317,000)
Provision for losses on inventory obsolescence	69,324	44,695
Other	(8,045)	(8,045)
Changes in assets and liabilities:
Accounts receivable	1,338,145	(4,586,727)
Inventories	(17,227,536)	3,403,156
Prepaid and other current assets	2,908,662	(32,578)
Other assets	130,965	49,733
Accounts payable	643,487	591,478
Accrued expenses and accrued wages, salaries and bonuses	1,028,560	(238,994)
Income taxes payable	(1,396,852)	(318,737)
Net cash flows from operating activities	(2,560,285)	7,662,454
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,018,391)	(2,796,326)
Proceeds from sales of property and equipment	41,000	192,373
Acquisitions	—	(996,803)
Net cash flows from investing activities	(977,391)	(3,600,756)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	5,820,424	240,071
Principal payments on long-term debt	(341,190)	(998,788)
Proceeds from the exercise of stock options	450,000	—
Repurchase of common stock	(1,715,466)	(2,664,547)
Net excess tax benefit on equity-based awards	320,000	—
Dividends paid on convertible preferred stock	(195,105)	(195,105)
Dividends on common stock	(467,768)	(468,034)
Withholdings on the exercise of equity-based awards	(213,605)	(150,409)
Net cash flow from financing activities	3,657,290	(4,236,812)
Net change in cash	119,614	(175,114)
Cash, beginning of year	99,922	275,036
Cash, end of year	$219,536	$99,922

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$828,005	$946,881
Cash paid during the year for income taxes	5,533,516	3,567,778

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$23,329	$34,985
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,240,842	1,154,869

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2015

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$315,433	$287,444	$334,457	$344,522

Gross profit	19,527	17,733	19,499	19,810

Income from operations before income tax expense	2,539	1,498	3,329	3,396

Net income	1,546	769	1,996	2,050

Preferred stock dividend requirements	(49)	(48)	(49)	(49)

Net income available to common shareholders	$1,497	$721	$1,947	$2,001

Basic earnings per share available to common shareholders	$2.44	$1.17	$3.16	$3.16

Diluted earnings per share available to common shareholders	$2.11	$1.04	$2.69	$2.73

FISCAL YEAR 2014

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$305,626	$272,422	$322,648	$336,060

Gross profit	19,641	17,620	19,295	19,951

Income from operations before income tax expense	2,253	995	2,250	3,093

Net income	1,288	531	1,260	1,880

Preferred stock dividend requirements	(49)	(48)	(49)	(49)

Net income available to common shareholders	$1,239	$483	$1,211	$1,831

Basic earnings per share available to common shareholders	$1.99	$0.79	$2.00	$3.04

Diluted earnings per share available to common shareholders	$1.73	$0.72	$1.73	$2.57

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or converted. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units.”

September 2015
Number of common shares outstanding at September 30, 2015	621,104
Total shareholders’ equity at September 30, 2015	$61,362,897

Book value per share at September 30, 2015	$98.80

September 2015
Number of common shares outstanding at September 30, 2015	621,104
Add: common shares potentially issuable for stock options, convertible preferred stock, and unvested restricted stock units /1/	149,785
770,889

Total shareholders’ equity at September 30, 2015	$61,362,897
Equity impact if all potential common shares were converted /1/	6,651,906
$68,014,803

Adjusted book value per share at September 30, 2015	$88.23

/1/	Assumes the exercise of all vested and unvested stock options, conversion of all preferred stock, and vesting of all outstanding restricted stock units at September 30, 2015.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727